Paratek Pharmaceuticals to Acquire Optinose, Creating Significant Commercial Expansion Opportunities for XHANCE® in Chronic Rhinosinusitis (CRS)
-    Paratek will accelerate access for XHANCE beyond specialists to primary care providers maximizing the recent label expansion for CRS in a ~10‑million‑patient market
-    Acquisition advances Paratek’s vision to become a multi-product company focused on innovative specialty therapies
-    Total transaction value of up to ~$330 million
-    Potential consideration of up to $14 per share, including up front consideration of $9 per share, representing a 50% premium to Optinose’s closing trading price on March 19, 2025
BOSTON and Yardley, Pa., March 19, 2025 — Paratek Pharmaceuticals and Optinose, Inc. (NASDAQ:OPTN) today announced they have entered into a definitive merger agreement under which Paratek will acquire Optinose, including its approved product XHANCE® (fluticasone propionate). The transaction value is up to $330 million with consideration payable to shareholders of up to $14 per share, including the payment of contingent value rights (CVRs) tied to future commercial milestones. This acquisition expands Paratek’s commercial portfolio beyond its flagship antibiotic, NUZYRA® (omadacycline), and strengthens its position as a multi-product company focused on innovative specialty therapies for primary care providers and specialists, addressing important medical health threats.
XHANCE is an innovative, drug-device combination product approved for the treatment of CRS with or without nasal polyps. By optimally targeting the site of inflammation with a proven corticosteroid using its proprietary Exhalation Delivery SystemTM (EDS®), XHANCE addresses a significant unmet clinical need, improving CRS symptoms with the potential to avoid and/or delay more invasive or expensive treatment options. Originally approved in 2017 for CRS with nasal polyps with a commercial focus on ear, nose, and throat (ENT) and allergy specialists, the XHANCE label was broadened in 2024 to include an additional indication for CRS without nasal polyps. This approval expanded the potential addressable market ~10-fold, the majority of which is treated by primary care providers.
Over the past 15 months, Paratek has significantly expanded its primary care field force to have a national footprint. Paratek will leverage its expanded commercial infrastructure along with existing Optinose specialist sales expertise to accelerate awareness and adoption of XHANCE among both ENT and allergy specialists and primary care providers.

“With its recent label expansion, XHANCE is now the first and only product approved for patients with CRS with or without nasal polyps. The XHANCE indications represent overlapping call points with NUZYRA, creating opportunities for Paratek to broaden reach and awareness beyond specialists to primary care providers that Paratek is uniquely suited to maximize. Importantly, the majority of the primary care physicians Paratek calls on for NUZYRA and its approved indications are also treating patients with CRS, offering a key overlap in targets for our salesforce,” said Evan Loh, MD, Chief Executive Officer of Paratek. “This transaction creates a stronger platform for future product acquisitions as we leverage our capabilities and further expand our portfolio.”
Ramy Mahmoud, MD, MPH, Chief Executive Officer of Optinose, said, “We have long recognized the potential of XHANCE to transform how CRS is treated. We have been exploring opportunities to make more patients and doctors aware of XHANCE and the benefits it can offer to patients suffering from this common condition. Paratek, with its robust commercial and medical capabilities, has the potential to rapidly extend awareness of XHANCE to primary care providers who treat the majority of patients with CRS. We are excited about the many ways in which this transaction creates opportunities for XHANCE to help more patients achieve better symptom control while creating near- and long-term value for Optinose’s shareholders."

Under the terms of the agreement, Paratek will acquire all of Optinose’s outstanding shares for $9 per share in cash, plus up to $5 per share in CVRs payable in the event that certain net revenue milestones are achieved by XHANCE. Pursuant to the CVRs, Paratek would pay $1 per share if XHANCE achieves $150M in net sales in any calendar year prior to December 31, 2028, and $4 per share if XHANCE achieves $225M in net sales in any calendar year prior to December 31, 2029. The upfront consideration of $9 per share represents a 50% premium to Optinose’s closing trading price on March 19, 2025.

The transaction will be financed with capital from Paratek, B-FLEXION Life Sciences, and Novo Holdings, and debt financing from funds managed by Oaktree Capital Management, L.P. (“Oaktree”).

The Boards of both Paratek and Optinose have unanimously approved the transaction. It is expected to close as early as mid-2025, subject to customary closing conditions, including approval by Optinose shareholders and receipt of required regulatory clearances, if applicable. Upon completion, Optinose’s common stock will be delisted from the NASDAQ Global Market.

Advisors
Lazard acted as the exclusive financial advisor to Paratek Pharmaceuticals, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor. Evercore acted as the exclusive financial advisor to Optinose, and Hogan Lovells is serving as legal advisor.
About Paratek Pharmaceuticals, Inc.
Paratek Pharmaceuticals, Inc. is a privately held pharmaceutical company providing innovative specialty therapies for community care providers and specialists, addressing important medical and public health threats. Paratek’s lead product, NUZYRA (omadacycline), is a once-daily oral and intravenous antibiotic indicated for adults with community-acquired bacterial pneumonia (CABP) and acute bacterial skin and skin structure infections (ABSSSI). Paratek continues to diversify its portfolio to address unmet patient needs. Paratek was acquired in 2023 by B-FLEXION and Novo Holdings. For more information, visit www.ParatekPharma.com or follow us on LinkedIn and X.
About Optinose
Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose, and throat (ENT) and allergy specialists. To learn more, please visit www.optinose.com or follow us on X and LinkedIn.

Additional Information about the Combination and Where to Find It
In connection with the proposed transaction, Optinose will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Optinose’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on Optinose’s website at www.optinose.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to OptiNose, Inc., Corporate Secretary, 777 Township Line Road, Suite 300, Yardley, PA 19067, telephone: (267) 364-3500.

Participants in the Solicitation
Optinose and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Optinose in connection with the proposed transaction. Information regarding Optinose’s directors and executive officers can be found in Optinose’s definitive proxy statement filed with the SEC on April 26, 2024. Additional information regarding the interests of Optinose’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov and Optinose’s website at www.optinose.com.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: the benefits of XHANCE; the benefits of the Exhalation Delivery System (EDS); the timing of the transaction and when and whether the transaction ultimately will close; the potential contributions the transaction is expected to bring to Optinose and Paratek; potential strategic benefits, synergies or opportunities expected as a result of the transaction; and other statements regarding the future operations, financial performance, financial position, prospects, objectives and strategies of Optinose and Paratek, and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that Optinose’s stockholders do not approve the transaction; the possibility that competing offers will be made; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each of Paratek and Optinose to consummate the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement entered into between the companies; other business effects, including the effects of industry, economic or political conditions outside of the companies' control; the impact of competitive products and pricing; the effect of the announcement or pendency of the transaction on the ability of Optinose and Paratek to retain and hire key personnel; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; Paratek’s ability to achieve the XHANCE net sales milestones, growth prospects, and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating Optinose with its existing businesses; legislative, regulatory and economic developments; continued physician and patient acceptance of XHANCE; the ability to maintain adequate third-party reimbursement for XHANCE; the prevalence of chronic sinusitis and market opportunities for XHANCE may be smaller than expected; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Optinose’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release (March 19, 2025), and neither Optinose, nor Paratek, undertake any obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

About B-FLEXION Life Sciences
B-FLEXION Life Sciences is part of the B-FLEXION group, a private, entrepreneurial investment firm with offices in Europe and the United States.  B-FLEXION seeds, acquires and builds investment partnerships across a number of focused fields and makes principal investments into operating businesses in transformative industries. Through B-FLEXION Life Sciences there is also targeted investment across biopharma, diagnostics and a broad spectrum of innovative healthcare services. It is an active owner, applying the experience and skills of its investment and operationally experienced team to work closely with management to build its portfolio companies.

www.bflexion.com

About Novo Holdings A/S
Novo Holdings is a holding and investment company that is responsible for managing the assets and the wealth of the Novo Nordisk Foundation. The purpose of Novo Holdings is to improve people’s health and the sustainability of society and the planet by generating attractive long-term returns on the assets of the Novo Nordisk Foundation.

Wholly owned by the Novo Nordisk Foundation, Novo Holdings is the controlling shareholder of Novo Nordisk A/S and Novonesis A/S (Novozymes A/S) and manages an investment portfolio with a long-term return perspective. In addition to managing a broad portfolio of equities, bonds, real estate, infrastructure and private equity assets, Novo Holdings is a world-leading life sciences investor. Through its Seed, Venture, Growth, Asia, Planetary Health and Principal Investments teams, Novo Holdings invests in life science companies at all stages of development.

As of year-end 2023, Novo Holdings had total assets of EUR 149 billion.

www.novoholdings.dk

About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $202 billion in assets under management as of December 31, 2024. The firm emphasizes an opportunistic, value-oriented, and risk-controlled approach to investments in credit, equity, and real estate. The firm has more than 1,200 employees and offices in 23 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/.

About NUZYRA
NUZYRA (omadacycline) is an antibiotic with both once-daily oral and intravenous (IV) formulations indicated for the treatment of community-acquired bacterial pneumonia (CABP) and acute bacterial skin and skin structure infections (ABSSSI) caused by susceptible microorganisms. A next-generation tetracycline, NUZYRA is specifically designed to overcome tetracycline resistance and exhibits activity across a spectrum of bacteria, including Gram-positive, Gram-negative, atypical, and other drug-resistant strains.
IMPORTANT SAFETY INFORMATION
CONTRAINDICATIONS
NUZYRA is contraindicated in patients with known hypersensitivity to omadacycline or tetracycline-class antibacterial drugs or to any of the excipients.
WARNINGS AND PRECAUTIONS
Mortality imbalance was observed in the CABP clinical trial with eight deaths (2%) occurring in patients treated with NUZYRA compared to four deaths (1%) in patients treated with moxifloxacin. The cause of the mortality imbalance has not been established. All deaths, in both treatment arms, occurred in patients > 65 years of age; most patients had multiple comorbidities. The causes of death varied and included worsening and/or complications of infection and underlying conditions. Closely monitor clinical response to therapy in CABP patients, particularly in those at higher risk for mortality.
The use of NUZYRA during tooth development (last half of pregnancy, infancy and childhood to the age of 8 years) may cause permanent discoloration of the teeth (yellow-gray-brown) and enamel hypoplasia.
The use of NUZYRA during the second and third trimester of pregnancy, infancy and childhood up to the age of 8 years may cause reversible inhibition of bone growth.
Hypersensitivity reactions have been reported with NUZYRA. Life-threatening hypersensitivity (anaphylactic) reactions have been reported with other tetracycline-class antibacterial drugs. NUZYRA is structurally similar to other tetracycline-class antibacterial drugs and is contraindicated in patients with known hypersensitivity to tetracycline-class antibacterial drugs. Discontinue NUZYRA if an allergic reaction occurs.
Clostridium difficile associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents and may range in severity from mild diarrhea to fatal colitis. Evaluate if diarrhea occurs.
NUZYRA is structurally similar to tetracycline-class antibacterial drugs and may have similar adverse reactions. Adverse reactions, including photosensitivity, pseudotumor cerebri, and anti-anabolic action (which has led to increased BUN, azotemia, acidosis, hyperphosphatemia, pancreatitis, and abnormal liver function tests), have been reported for other tetracycline-class antibacterial drugs, and may occur with NUZYRA. Discontinue NUZYRA if any of these adverse reactions are suspected.

Prescribing NUZYRA in the absence of a proven or strongly suspected bacterial infection is unlikely to provide benefit to the patient and increases the risk of the development of drug-resistant bacteria.
ADVERSE REACTIONS
The most common adverse reactions (incidence 2%) are nausea, vomiting, infusion site reactions, alanine aminotransferase increased, aspartate aminotransferase increased, gamma-glutamyl transferase increased, hypertension, headache, diarrhea, insomnia, and constipation.
DRUG INTERACTIONS
Patients who are on anticoagulant therapy may require downward adjustment of their anticoagulant dosage while taking NUZYRA. Absorption of tetracyclines, including NUZYRA is impaired by antacids containing aluminum, calcium, or magnesium, bismuth subsalicylate and iron containing preparations.
USE IN SPECIFIC POPULATIONS
Lactation: Breastfeeding is not recommended during treatment with NUZYRA.
See full prescribing information here.

About XHANCE
XHANCE is a drug-device combination product that uses the Exhalation Delivery System™ (also known as the EDS®) designed to deliver a topical steroid to the high and deep regions of the nasal cavity where sinuses ventilate and drain. XHANCE is approved by the U.S. Food and Drug Administration for both the treatment of chronic rhinosinusitis without nasal polyps (also called chronic sinusitis) and chronic rhinosinusitis with nasal polyps (also called nasal polyps) in patients 18 years of age or older.

IMPORTANT SAFETY INFORMATION
CONTRAINDICATIONS: Hypersensitivity to any ingredient in XHANCE.
WARNINGS AND PRECAUTIONS:
•Local nasal adverse reactions, including epistaxis, erosion, ulceration, septal perforation, Candida albicans infection, and impaired wound healing, can occur. Monitor patients periodically for signs of possible changes on the nasal mucosa. Avoid use in patients with recent nasal ulcerations, nasal surgery, or nasal trauma until healing has occurred.
•Glaucoma and cataracts may occur with long-term use. Consider referral to an ophthalmologist in patients who develop ocular symptoms or use XHANCE long-term.
•Hypersensitivity reactions (e.g., anaphylaxis, angioedema, urticaria, contact dermatitis, rash, hypotension, and bronchospasm) have been reported after administration of fluticasone propionate. Discontinue XHANCE if such reactions occur.
•Immunosuppression and infections can occur, including potential increased susceptibility to or worsening of infections (e.g., existing tuberculosis; fungal, bacterial, viral, or parasitic infection; ocular herpes simplex). Use with caution in patients with these infections. More serious or even fatal course of chickenpox or measles can occur in susceptible patients.

•Hypercorticism and adrenal suppression may occur with very high dosages or at the regular dosage in susceptible individuals. If such changes occur, discontinue XHANCE slowly.
•Assess for decrease in bone mineral density initially and periodically thereafter.

ADVERSE REACTIONS:
•Chronic rhinosinusitis without nasal polyps: The most common adverse reactions (incidence ≥3%) are epistaxis, headache, and nasopharyngitis.
•Chronic rhinosinusitis with nasal polyps: The most common adverse reactions (incidence ≥3%) are epistaxis, nasal septal ulceration, nasopharyngitis, nasal mucosal erythema, nasal mucosal ulcerations, nasal congestion, acute sinusitis, nasal septal erythema, headache, and pharyngitis.

DRUG INTERACTIONS: Strong cytochrome P450 3A4 inhibitors (e.g., ritonavir, ketoconazole): Use not recommended. May increase risk of systemic corticosteroid effects.

USE IN SPECIFIC POPULATIONS: Hepatic impairment. Monitor patients for signs of increased drug exposure.

Please see full Prescribing Information, including Instructions for Use

MEDIA CONTACT:

Paratek
Adam Silverstein
adam@scientpr.com

Optinose
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531